SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                        September 14, 2004 (June 7, 2004)


                         FASTFUNDS FINANCIAL CORPORATION
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     Nevada                           0-33053                   87-0425514
----------------------------    ----------------------    ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
of Incorporation)                                         Identification Number)

                       11100 Wayzata Boulevard, Suite 111
                              Minnetonka, MN 55305
               (Address of Principal Executive Offices, Zip Code)

       Registrant's telephone number, including area code: (952) 541-0455

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2004 (the "Initial 8-K"), FastFunds Financial Corporation ("FFFC") is a holding company operating through its wholly-owned subsidiary Chex Services, Inc. ("Chex", or the "Company"). As discussed below, FFFC was previously organized as Seven Ventures, Inc. ("SVI"). Effective June 7, 2004, a wholly-owned subsidiary of SVI merged with and into Chex with the result that Chex became SVI's wholly-owned operating subsidiary. In ther merger transaction, Equitex, Inc., a publicly-traded SEC registrant incorporated in Delaware, ("Equitex") exchanged 100% of its ownership of Chex for 7,700,000 shares of SVI common stock, representing 93% of SVI's outstanding common stock.

In addition, Equitex received warrants to purchase 800,000 shares of SVI common stock at an exercise price of $0.10 per share, expiring five years from the date of closing. In connection with the merger transaction, a bridge loan was consummated with an international merchant bank, whereby SVI received $400,000 through the issuance of a convertible promissory note. The promissory note is convertible into 4,000,000 shares of SVI common stock upon the occurrence of certain future events. On June 29, 2004, SVI changed its name to FastFunds Financial Corporation.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Pursuant to paragraph (a) (4) under Item 7 of Form 8-K, the attached financial statements were omitted from disclosure contained in the Initial 8-K. Attached hereto are the audited consolidated financial statements of Chex Services, Inc. for the years ended December 31, 2003 and 2002.

(b) PRO-FORMA FINANCIAL STATEMENTS

Except as set forth in the paragraph below relating to pro forma per-share information, a pro-forma statement of operations of FastFunds Financial Corporation for the year ended December 31, 2003 is not presented, as pro-forma financial information for the period would be virtually identical to the historical statement of operations of Chex Services, Inc. for the period.

Pro forma (loss) income per share for the years ended December 31, 2003 and 2002 (considering the retroactive restatement to reflect the new capital structure as a result of the reverse acquisition) would be $(0.07) and $0.10 per share, respectively; the pro forma weighted average number of common shares outstanding would be 7,700,000 for each period.

Pro forma financial information as of and for the six months ended June 30, 2004 is not presented as the information required is included in FastFunds Financial Corporation's June 30, 2004, Form 10-Q filed on August 23, 2004, which is incorporated by reference herein.

(c) EXHIBITS

Exhibit Number     Exhibit
--------------     -------
99.1               FastFunds Financial Corporation Quarterly Report on Form
                   10-Q as of and for the six months ended June 30, 2004.
                   Filed herewith.

                              SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FASTFUNDS FINANCIAL CORPORATION
Date: September 14, 2004                By: /s/  Ijaz Anwar
      ------------------                    ------------------------
                                            Ijaz Anwar
                                            Chief Financial Officer

                       CHEX SERVICES, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002




                                                                     Page
                                                                     ----
Report of Independent Registered Public Accounting Firm                1

Consolidated financial statements:

     Consolidated balance sheets                                       2

     Consolidated statements of operations                             3

     Consolidated statements of stockholder's equity                   4

     Consolidated statements of cash flows                           5-6

     Notes to consolidated financial statements                     7-29

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Chex Services, Inc.
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Chex Services, Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chex Services, Inc. and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 13, 2004, except for Note 1, as
  to which the date is June 14, 2004
                                                                               1

                CHEX SERVICES, INC. AND SUBSIDIARY

                   CONSOLIDATED BALANCE SHEETS

                    DECEMBER 31, 2003 AND 2002

                                                                           2003            2002
                                                                       ------------    ------------
                              ASSETS
Current assets:
    Cash and cash equivalents                                          $  7,606,602    $  8,902,910
    Accounts receivable                                                   2,483,698       2,955,409
    Prepaid amounts on casino contracts (Note 7)                            182,498         189,717
    Current portion of notes and interest receivable, including
       related parties of $8,700 (2003) and $10,101 (2002) (Note 3)          58,200          10,101
    Deferred tax asset (Note 9)                                              85,000          85,000
    Other current assets                                                    117,054         149,044
                                                                       ------------    ------------
         Total current assets                                            10,533,052      12,292,181
                                                                       ------------    ------------

Notes and interest receivable, including related parties of $773,344
    (2003) and $621,232 (2002), net of current portion (Note 3)           1,576,117       1,227,823
Other receivables, related parties (Note 8)                                 219,409         102,331
Property and equipment, net (Note 4)                                      1,171,856       1,113,814
Deferred tax asset (Note 9)                                                 388,000         450,000
Intangible and other assets, net (Note 5)                                 3,328,908       4,068,908
Goodwill (Note 5)                                                         5,636,000       5,636,000
                                                                       ------------    ------------
                                                                         12,320,290      12,598,876
                                                                       ------------    ------------
                                                                       $ 22,853,342    $ 24,891,057
                                                                       ============    ============
               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Bank overdraft (Note 6)                                            $  2,497,766
    Accounts payable, including related party payable of $200,000
       at December 31, 2002                                                 207,078    $    543,195
    Accrued interest and other                                              269,676         386,792
    Accrued payroll and benefits                                            176,889         360,087
    Accrued liabilities on casino contracts (Note 7)                        587,099         622,361
    Notes and loans payable (Note 6)                                     10,692,177      13,208,776
    Current portion of long-term debt (Note 6)                              201,727         251,727
                                                                       ------------    ------------
         Total current liabilities                                       14,632,412      15,372,938

Long-term debt, net of current portion (Note 6)                              37,243         240,629
                                                                       ------------    ------------
                                                                         14,669,655      15,613,567
                                                                       ------------    ------------
Commitments and contingencies (Notes 6 and 7)

Stockholder's equity (Note 10):
    Common stock, $.01 par value; 10,000,000 shares
       authorized, 2,020,000 shares issued and outstanding                   20,200          20,200
    Additional paid-in capital                                           11,739,836      10,238,800
    Notes, advances and interest receivable, affiliates                  (2,111,268)       (566,385)
    Investment in parent company                                           (611,680)       (866,714)
    Stock subscription receivable                                          (800,000)
    (Accumulated deficit) retained earnings                                 (53,401)        451,589
                                                                       ------------    ------------
         Total stockholder's equity                                       8,183,687       9,277,490
                                                                       ------------    ------------
                                                                       $ 22,853,342    $ 24,891,057
                                                                       ============    ============

                See notes to consolidated financial statements.                2

                       CHEX SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                   2003            2002
                                                                               ------------    ------------
Fee revenue                                                                    $ 18,100,788    $ 19,580,399
                                                                               ------------    ------------
Location expenses:
    Salaries and benefits                                                         4,113,667       4,543,489
    Returned checks                                                                 495,499         848,414
    Fees to casinos                                                               6,300,398       6,189,730
    Other                                                                         2,164,453       2,111,445
                                                                               ------------    ------------
          Total location expenses                                                13,074,017      13,693,078
                                                                               ------------    ------------
          Location gross margin                                                   5,026,771       5,887,321
                                                                               ------------    ------------
Corporate operating expenses                                                      3,415,219       2,696,612
Amortization of intangible assets (Note 5)                                          740,000         876,755
Provision for (recovery of) losses on related party note receivable (Note 3)       (157,800)         61,100
Discount on note receivable, other (Note 3)                                         256,316
                                                                               ------------    ------------
                                                                                  4,253,735       3,634,467
                                                                               ------------    ------------
Income from operations                                                              773,036       2,252,854
                                                                               ------------    ------------
Other income (expense):
    Interest expense                                                             (1,312,560)     (1,529,438)
    Interest income                                                                 221,534         118,049
                                                                               ------------    ------------
          Total other expense                                                    (1,091,026)     (1,411,389)
                                                                               ------------    ------------
(Loss) income before income taxes                                                  (317,990)        841,465
Deferred tax expense (Note 9)                                                       (62,000)
Income tax expense (Note 9)                                                        (125,000)        (55,000)
                                                                               ------------    ------------
Net (loss) income                                                              $   (504,990)   $    786,465
                                                                               ============    ============

                See notes to consolidated financial statements.                3

                       CHEX SERVICES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                             Notes,
                                                                                            advances
                                                                                              and       (Accumulated
                                 Common stock     Additional      Stock       Investment    interest      deficit)       Total
                             -------------------   paid-in     subscription   in parent    receivable,    retained    stockholder's
                               Shares    Amount    capital      receivable     company     affiliates     earnings       equity
                             ---------  --------  -----------  ------------   ----------   -----------   ----------   -------------
Balances, January 1, 2002    2,020,000  $ 20,200  $10,238,800                                            $ (334,876)  $   9,924,124

Investment in parent
  company                                                                     $ (866,714)                                  (866,714)

Increase in notes, advances
 and interest receivable,
 affiliates                                                                                $  (566,385)                    (566,385)

Net income                                                                                                  786,465         786,465
                             ---------  --------  -----------  ------------   ----------   -----------   ----------   -------------
Balances, December 31, 2002  2,020,000    20,200   10,238,800                   (866,714)     (566,385)     451,589       9,277,490

Receipt of parent company
 common stock in exchange
 for dividends payable                                                            (8,884)                                    (8,884)

Sales of parent company
 common stock                                          20,440                    115,968                                    136,408

Contribution of capital
 from parent company for
 allocated expenses and
 reduction of income tax
 payable                                              925,000                                                               925,000

Purchases of parent
 company common stock                                                           (312,050)                                  (312,050)

Sale of parent company
 common stock for cash
 and note receivable                                  555,596  $   (800,000)     460,000                                    215,596

Increase in notes, advances
 and interest receivable,
 affiliates                                                                                 (1,544,883)                  (1,544,883)

Net loss                                                                                                   (504,990)       (504,990)
                             ---------  --------  -----------  ------------   ----------   -----------   ----------   -------------
Balances, December 31, 2003  2,020,000  $ 20,200  $11,739,836  $   (800,000)  $ (611,680)  $(2,111,268)  $  (53,401)  $   8,183,687
                             =========  ========  ===========  ============   ==========   ===========   ==========   =============

                See notes to consolidated financial statements.                4

                  CHEX SERVICES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                         2003           2002
                                                                     -----------    -----------
Cash flows from operating activities:
   Net (loss) income                                                 $  (504,990)   $   786,465
   Adjustments to reconcile net (loss) income to net
     cash provided by operating activities:
       Depreciation and amortization                                   1,093,480      1,151,838
       (Recovery of) provision for losses                               (157,800)        61,100
       Discount on note receivable                                       256,316
       Allocated expenses from parent                                    390,000
       Deferred income taxes                                              62,000       (535,000)
       Decrease (increase) in assets:
         Accounts receivable                                             471,711      1,183,246
         Interest and other receivables, related parties                (190,072)       308,411
         Prepaid amounts on casino contracts                               7,219        152,295
         Other current assets                                             31,990        (34,660)
       (Decrease) increase in liabilities:
         Accounts payable                                               (336,117)        64,812
         Accrued interest and other                                     (117,116)        41,438
         Accrued payroll and benefits                                   (183,198)        49,995
         Accrued liabilities on casino contracts                         (35,262)       104,556
                                                                     -----------    -----------
Net cash provided by operating activities                                788,161      3,334,496
                                                                     -----------    -----------
Cash flows from investing activities:
   Purchase of property and equipment                                   (411,522)      (428,375)
   Repayment on notes receivable                                         380,517        233,852
   Advances on notes receivable                                         (811,316)      (186,160)
                                                                     -----------    -----------
Net cash used in investing activities                                   (842,321)      (380,683)
                                                                     -----------    -----------
Cash flows from financing activities:
   Increase in bank overdraft                                          2,497,766
   Net repayments on line of credit                                   (1,000,000)        (2,000)
   Borrowings on notes and loans payable                               1,825,000      1,962,277
   Repayments on notes and loans payable                              (3,341,599)    (2,033,461)
   Repayments of long-term debt                                         (253,386)      (198,364)
   Increase in notes, advances and interest receivable, affiliates    (1,009,883)      (661,385)
   Purchase of parent company common stock                              (312,050)      (803,900)
   Proceeds from sale of parent common stock                             352,004
                                                                     -----------    -----------
Net cash used in financing activities                                 (1,242,148)    (1,736,833)
                                                                     -----------    -----------

                                    Continued                                  5

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                      2003           2002
                                                                                  -----------    -----------
(Decrease) increase in cash and cash equivalents                                   (1,296,308)     1,216,980
Cash and cash equivalents, beginning                                                8,902,910      7,685,930
                                                                                  -----------    -----------

Cash and cash equivalents, ending                                                 $ 7,606,602    $ 8,902,910
                                                                                  ===========    ===========

Supplemental disclosure of cash flow information:

    Cash paid for interest                                                        $ 1,376,324    $ 1,500,888
                                                                                  ===========    ===========
    Cash paid for income taxes                                                    $   190,000    $    10,000
                                                                                  ===========    ===========

Supplemental disclosure of non-cash investing and financing activities:

Contribution of capital from parent company for reduction of income tax payable   $   535,000
                                                                                  ===========
Sale of parent company common stock for note receivable                           $   800,000
                                                                                  ===========
Receipt of parent company common stock in exchange for dividends payable          $     8,884
                                                                                  ===========

Reduction in related party note receivable and recognition of accrual to related party in consideration for receivable from parent company:

    Decrease in note receivable, related party                                                   $   300,000
    Increase in note payable, related party                                                          200,000
                                                                                                 -----------
    Receivable from parent company                                                               $   500,000
                                                                                                 ===========
    Note receivable offset against note payable                                                  $   200,000
                                                                                                 ===========
Conversion of note payable and accrued interest to common stock of
    parent company                                                                               $    62,814
                                                                                                 ===========
Capital lease obligations                                                                        $   157,000
                                                                                                 ===========

                See notes to consolidated financial statements.                6

                       CHEX SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1.   ORGANIZATION AND BASIS OF PRESENTATION, RECENT EVENTS AND MANAGEMENT'S
     PLANS:

     ORGANIZATION:

     Chex Services, Inc. ("Chex", or the "Company"), a Minnesota corporation, provides financial services, primarily check cashing, automated teller machine (ATM) access, and credit card advances to customers primarily at Native American owned casinos and gaming establishments. As of December 31, 2003 and 2002, the Company operates at 44 and 49 establishments, respectively. As of December 31, 2003, the Company operated in gaming establishments located in Connecticut, Illinois, Michigan, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota and Wisconsin.

     As discussed below, effective December 1, 2001, Equitex, Inc. ("Equitex", or the "Parent"), a publicly-traded Delaware corporation, acquired 100% of the Company's outstanding common stock in a transaction accounted for as a purchase. The Company is wholly owned by Equitex through December 31, 2003.

     In September 2002, the Company formed Collection Solutions, Inc.
       ("Collection Solutions"), a wholly owned Minnesota corporation, formed for the purpose of providing collection services for the Company, customers of the Company, and other entities both within and outside the gaming industry. Collection Solutions is licensed as a collection agency in seven states.

     ACQUISITION OF THE COMPANY BY EQUITEX AND BASIS OF PRESENTATION:

     Effective December 1, 2001, Equitex acquired all of the Company's issued and outstanding common stock in exchange for 1,992,001 shares of Equitex common stock valued at $10,119,000 ($5.08 per share). In connection with the acquisition, and in accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 54, APPLICATION OF "PUSH-DOWN" BASIS OF ACCOUNTING IN FINANCIAL STATEMENTS OF SUBSIDIARIES ACQUIRED BY PURCHASE, the accounts of the successor company have been adjusted using the push-down basis of accounting to recognize the allocation of the consideration exchanged for the Company's common stock to the respective net assets. An allocation of the purchase price was made to major categories of assets and liabilities, of which $5,636,000 was allocated to goodwill and $5,000,000 was allocated to identifiable intangible assets (Note 5).

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Collection Solutions. All significant intercompany accounts and transactions have been eliminated in consolidation.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION AND BASIS OF PRESENTATION, RECENT EVENTS AND MANAGEMENT'S PLANS (CONTINUED):

     RECENT EVENTS AND MANAGEMENT'S PLANS:

     RECENT EVENTS:

     In November 2003, Equitex and the Company executed a Stock Purchase
       Agreement (the "SPA") with iGames Entertainment, Inc. ("iGames"), a publicly-traded Nevada Corporation. Pursuant to the SPA, Chex was to have been sold to iGames by Equitex in exchange for 62.5% of iGames' common stock and other consideration. In March 2004, Equitex and the Company notified iGames that they were terminating the SPA due to various material unrelated adverse events that impacted the business of iGames. In addition, Equitex and the Company declared a default under a term loan made by Chex to iGames in January 2004 (Note 7).

     In January 2004, Chex received a termination notice from Native American
       Cash Systems Florida, Inc. ("NACSF"), terminating Chex's December 2001 contract to provide cash access services at five Seminole Tribe casino properties located throughout Florida. The loss of this contract, which provided approximately $4,000,000 of Chex's revenue for the year ended December 31, 2003, resulted in Chex immediately implementing cost savings measures.

     Effective June 7, 2004, Equitex and the Company executed an Agreement and
       Plan of Merger (the "Merger Agreement") with Seven Ventures, Inc. ("SVI") to merge Chex into a wholly-owned subsidiary of SVI (the "Merger Subsidiary"), whereby the separate corporate existence of the Merger Subsidiary ceased. Under the terms of the Merger Agreement, Equitex exchanged 100% of its equity ownership in Chex for 7,700,000 shares of SVI, representing 93% of SVI's outstanding common stock. In addition, Equitex received warrants to purchase 800,000 shares of SVI common stock at an exercise price of $0.10 per share, expiring five years from the date of closing. As a result, Chex became a wholly-owned subsidiary of SVI, a publicly-traded shell company. In addition, under the terms of the Merger Agreement, a bridge loan was consummated with an international merchant bank, whereby SVI received $400,000 through the issuance of a convertible promissory note. The promissory note is convertible into 4,000,000 shares ($0.10 per share) of SVI common stock upon the occurrence of certain future events and bears interest at 5% per annum. Unless converted, any outstanding balance of principal and interest is due on April 14, 2007. Upon the execution of an advisory agreement between Chex and the lender, 25% or $100,000 of the notes are to convert into 1,000,000 shares of SVI common stock. An additional 25% or $100,000 shall be converted upon an independent director being added to the SVI Board and delivery to SVI of a list of potential acquisition candidates. The remaining 50% or $200,000 shall convert to 2,000,000 shares of SVI common stock upon SVI's execution of a definitive merger acquisition or agreement of an entity having not less than $10,000,000 in revenue. The conversion of the note is deemed to be beneficial as the note converts to common stock of SVI at $0.10 per share (the estimated fair value of SVI's stock was determined to be $1.00 per share on the date of closing). The intrinsic value of the beneficial conversion feature is limited to the amount of the proceeds allocated to the convertible note; therefore the value of the convertible feature was determined to be $400,000. As the conversion feature is contingent upon the occurrence of future events, it will be recorded in earnings when converted.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION AND BASIS OF PRESENTATION, RECENT EVENTS AND MANAGEMENT'S PLANS (CONTINUED):

     MANAGEMENT'S PLANS:

     The Company has developed plans and strategies to address its capital and liquidity needs for the next twelve-month period based on the events discussed above. Management believes that cash flows from operations will continue to provide the Company's primary source of operating capital. In March 2004, Equitex closed on a $5,000,000 convertible promissory note, which provided the Company with additional working capital. Management believes that the Company may be able to issue additional debt instruments in order to raise additional capital if necessary. The Company also evaluates, on an ongoing basis, potential business acquisition/restructuring opportunities that become available from time to time, which management considers in relation to its corporate plans and strategies.

     STOCK-BASED COMPENSATION:

     Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, defines a fair-value based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and guidance provided in SFAS Interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock Compensation. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     In May 2003, Equitex issued options to purchase 760,000 shares of its common stock to employees of Chex for services performed. The options were issued with an exercise price of $0.68 per share (the market value of the common stock at the date of the grant).

     Had compensation cost for stock-based awards issued to employees been determined based on the fair values at the grant dates for awards under the plans consistent with the fair-value based method of accounting prescribed by SFAS No. 123, the Company's results would have been changed to the pro-forma amounts indicated below:

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION AND BASIS OF PRESENTATION, RECENT EVENTS AND MANAGEMENT'S PLANS (CONTINUED):

     STOCK-BASED COMPENSATION (CONTINUED):

                                                       Years ended December 31,
                                                           2003         2002
                                                        ----------   ----------

        Net (loss) income                               $ (504,990)  $  786,465

        ADD: Stock-based employee compensation
          expense included in reported net income, net of related tax effects

        DEDUCT: Total stock-based employee
          compensation expense determined under fair
          value based method for all awards, net of
          related tax effects                             (214,000)
                                                        ----------   ----------
        Pro-forma net (loss) income                     $ (718,990)  $  786,465
                                                        ==========   ==========

     Pro forma (loss) income per share for each of the years ended December 31, 2003 and 2002 (considering the retroactive restatement to reflect the new capital structure as a result of the reverse acquisition) would be $(0.09) and $0.10 per share; the pro forma weighted average number of common shares outstanding would be 7,700,000 for each period. The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in the year ended December 31, 2003: dividend yield of zero; expected volatility of 74%; risk-free interest rate of 1.15%; and expected term of 2.5 years.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     CASH AND CASH EQUIVALENTS AND PRESENTATION OF CASH FLOWS:

     For the purpose of the statements of cash flows, the Company considers all highly-liquid investments with a maturity of three-months or less at the time of purchase to be cash equivalents.

     The Company maintains cash in bank accounts, which, at times, may exceed federally insured limits. At December 31, 2003 and 2002, the Company had deposits in excess of federally insured amounts aggregating $483,186 and $2,563,787, respectively, at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     RECEIVABLES:

     ACCOUNTS RECEIVABLE:

     Accounts receivable arise primarily from credit card and ATM advances provided at casino locations. Concentrations of credit risk related to credit card and ATM advances are limited to the credit card and ATM processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from ATM and credit card advances. No allowance was considered necessary on these receivables at December 31, 2003 and 2002.

     NOTES RECEIVABLE:

     The Company has made advances to various third parties, as well as officers, affiliates and employees of the Company under various loan agreements (Note 3). The advances made to officers were made prior to the acquisition of Chex by Equitex in December 2001. Typically, the loans are unsecured or are collateralized by Equitex common stock, including registered and unregistered shares. The Company's allowance for doubtful notes receivable is adjusted based on the value of the underlying collateral. Due to the level of risk associated with this common stock, it is reasonably possible that changes in the value of the common stock will occur in the near term and that such changes could materially affect the value of the collateral underlying the notes. After all attempts to collect a note receivable have failed, the note receivable is written-off against the allowance. The allowance for doubtful notes receivable was $1,053,300 and $1,211,100 as of December 31, 2003 and 2002, respectively.

    REVENUE RECOGNITION:

     Revenue is recognized from financial services at the time the service is provided.

     Returned checks:

     The Company charges operations for potential losses on returned checks in the period in which the amounts are deemed uncollectible, generally when such checks are returned. Recoveries on returned checks are credited to operations in the period when the recovery is received.

     In September 2003, checks totaling $606,316 from one customer were cashed by the Company and were returned as insufficient funds. In March 2004, the Company received a non-interest bearing promissory note from this customer. Based on an imputed interest rate of 12%, a discount of $256,316 was applied to this note which was charged to operating expense during the fourth quarter of 2003. The Company believes the remaining balance of $350,000 is collectible, based on collateral pledged in connection with the note (Note 6).

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies; however, considerable judgment is required in interpreting information necessary to develop these estimates. Accordingly, the Company's estimates of fair values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

     The fair values of cash and cash equivalents, current non-related party receivables, and accounts payable approximate their carrying amounts because of the short maturities of these instruments.

     The fair values of notes receivable from non-related parties approximate their carrying values because of the short maturities of these instruments. The fair values of receivables from related parties are not practicable to estimate, based upon the related party nature of the underlying transactions.

     The fair values of notes and loans payable to non-related parties approximate their carrying values because of the short maturities of these instruments. The fair values of long-term debt payable to banks approximates carrying values based on market rates currently available to the Company.

     PROPERTY AND EQUIPMENT:

     Property and equipment is stated at cost, and depreciation is provided by use of accelerated and straight-line methods over the estimated useful lives of the assets. The cost of leasehold improvements is depreciated over the estimated useful lives of the assets or the length of the respective leases, whichever period is shorter. The estimated useful lives of property, equipment and leaseholds are as follows:

          Office equipment and furniture                 3 to 7 years
          Computer hardware and software                 3 to 5 years
          Leasehold improvements                         7 years

     Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

     INVESTMENT IN EQUITEX COMMON STOCK:

     At December 31, 2003 and 2002, the Company has an investment in common stock of its parent company, Equitex. The Company's investment in Equitex common stock is accounted for under the cost method and is adjusted only for other-than-temporary declines in fair value.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     INVESTMENT IN EQUITEX COMMON STOCK (CONTINUED):

     At December 31, 2003 and 2002, the Company has presented its investment in Equitex common stock as a component of stockholder's equity in a manner similar to that of treasury stock (Note 10). This presentation is based upon the Company's consideration of the provisions of Emerging Issues Task Force ("EITF") Issue No. 98-2, ACCOUNTING BY A SUBSIDIARY OR JOINT VENTURE FOR AN INVESTMENT IN THE STOCK OF ITS PARENT COMPANY OR JOINT VENTURE PARTNER. This EITF discusses that in the separate financial statements of a subsidiary, an investment in the common stock of a parent whose only significant asset is its investment in the subsidiary is essentially the same as stock of the subsidiary and should be classified as a reduction to stockholder's equity.

     GOODWILL, INTANGIBLE ASSETS AND AMORTIZATION:

     In connection with Equitex's acquisition of Chex and in accordance with SAB
       No. 54, goodwill and intangible assets have been "pushed down" to Chex. Goodwill represents the excess of the purchase price paid by Equitex over the estimated fair values of the Company's net tangible and identifiable intangible assets acquired. As discussed below, goodwill and intangible assets with indefinite lives are not amortized pursuant to recently issued accounting standards. Identifiable intangible assets with finite lives are being amortized on a straight-line basis over three to seven years (Note 5).

     The Company applies the provisions of SFAS No. 142, GOODWILL AND OTHER
       INTANGIBLE ASSETS. SFAS No. 142 no longer allows the amortization of goodwill and intangible assets with indefinite useful lives. SFAS No. 142 requires that these assets be reviewed for impairment at least annually, or whenever there is an indication of impairment. Intangible assets with finite lives continue to be amortized over their estimated useful lives and are reviewed for impairment in accordance with SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, discussed below.

     SFAS No. 142, BUSINESS COMBINATIONS, requires companies to allocate goodwill to identifiable reporting units, which are then tested for impairment using a two-step process. The first step requires comparing the fair value of each reporting unit with its carrying amount, including goodwill. If the fair value exceeds the carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is not necessary. If the fair value of the reporting unit does not exceed the carrying amount, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. This step requires the allocation of the fair value of the reporting unit to the reporting unit's assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over its re-evaluated net assets would be the new basis for the reporting unit's goodwill, and any necessary goodwill write down to this new value would be recognized as an impairment expense. A goodwill impairment test is performed annually in the fourth quarter or upon significant changes in the Company's business environment.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     IMPAIRMENT OF LONG-LIVED ASSETS:

     The Company applies the provisions of SFAS No. 144, ACCOUNTING FOR THE
       IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Management assesses the carrying value of long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. At December 31, 2003 and 2002, management believes no impairment has occurred.

     ADVERTISING:

     Advertising costs are expensed as incurred. Total advertising costs were approximately $386,000 and $241,000 for the years ended December 31, 2003 and 2002, respectively.

     INCOME TAXES:

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    COMPREHENSIVE INCOME:

     SFAS No. 130, REPORTING COMPREHENSIVE INCOME, establishes requirements for disclosure of comprehensive income. During the years ended December 31, 2003 and 2002, the Company did not have any components of comprehensive income to report.

    USE OF ESTIMATES:

     Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     NEW ACCOUNTING PRONOUNCEMENTS:

     In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL
       INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS No.150 establishes new standards on how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are generally effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatorily redeemable non-controlling interests, which have been deferred. The adoption of SFAS No. 150 did not have a material impact on the financial position or results operation of the Company. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material effect on the financial position or results of operation of the Company.

     In January 2003, the FASB issued SFAS Interpretation No. 46, CONSOLIDATION
       OF VARIABLE INTEREST ENTITIES ("FIN 46"), which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity ("VIE") to be consolidated by a company if that company is subject to a majority of the entity's residual returns or both. In December 2003, the FASB approved a partial deferral of FIN 46 along with various other amendments. The effective date for this interpretation has been extended until the first fiscal period ending after December 15, 2004. However, prior to the required application of this interpretation, a public entity that is not a small business issuer shall apply this interpretation to those entities that are considered to be special purpose entities no later than as of the end of the first reporting period after December 15, 2003. As the Company does not currently have an interest in a VIE or special purpose entity, management does not expect that the adoption of FIN 46 will have an effect on the financial condition or results of operations of the Company.

     In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED
       COMPENSATION TRANSITION AND DISCLOSURE. This statement amends SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and establishes two alternative methods of transition from the intrinsic value method to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires prominent disclosure about the effects on reported net income or loss and requires disclosure for these effects in interim financial information. The provisions for the alternative transition methods are effective for fiscal years ending after December 15, 2002, and the amended disclosure requirements are effective for interim periods beginning after December 15, 2002. The Company adopted the disclosure only provisions of SFAS No. 148 and plans to continue accounting for stock-based compensation under APB 25.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED):

     In November 2002, the FASB issued SFAS Interpretation No. 45 ("FIN 45"),
       GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES AND INDEBTEDNESS OF OTHERS. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. The adoption of FIN 45 did not have an effect on the financial condition or results of operations of the Company, as the Company has not issued any such guarantees.

     RECLASSIFICATIONS:

     Certain amounts reported in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation.

3.   NOTES AND INTEREST RECEIVABLE:

     Notes receivable at December 31, 2003 and 2002, consist of the following:


                                                        2003           2002
                                                    ------------   ------------
     Notes receivable from estate of a deceased
       officer; interest at 6%; principal and
       unpaid interest due in November 2004;
       collateralized by unregistered shares of
       Equitex common stock; a valuation allowance
       of $1,053,300 and $1,211,100 has been
       recorded against this receivable at
       December 31, 2003 and 2002, respectively
       [B]                                          $  1,484,691   $  1,484,691

     Notes receivable from an officer of Chex;
       interest at interest rates ranging from
       5.75% to 6%; due on demand; collateralized
       by unregistered shares of Equitex common
       stock [A]                                         485,936        585,936

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

3.   NOTES AND INTEREST RECEIVABLE (CONTINUED):

                                                        2003            2002
                                                    ------------   ------------
     Note receivable from an individual; interest
       at 6%, unsecured and due on demand [A]             45,000         45,000

     Note receivable from a customer of Chex;
       non-interest bearing; principal balance of
       $606,316, net of $256,316 discount at
       December 31, 2003, based on imputed
       interest rate of 12%; discount charged to
       operating expense in 2003; monthly payments
       of $4,500 beginning May 2004 through
       December 2010, at which time the balance is
       due in full; collateralized by mortgages on
       three parcels of real property in Florida
       [B]                                               350,000

     Notes receivable from Equitex 2000, Inc., an
       affiliate of Equitex; interest at 10%;
       unsecured; due on demand [A]                      205,000

     Notes receivable from various Company
       employees; non-interest bearing, unsecured
       and due on demand, or in weekly deductions
       from payroll                                        8,700         10,101

     Notes receivable from an Equitex shareholder;
       interest at 12%; unsecured, repaid in July
       2003                                                             288,000
                                                    ------------   ------------
                                                       2,579,327      2,413,728
     Interest receivable [A]                             108,290         35,296

     Less current maturities                             (58,200)       (10,101)
                                                    ------------   ------------
     Notes receivable, net of current portion,
       before valuation allowance                      2,629,417      2,438,923

     Less valuation allowance                         (1,053,300)    (1,211,100)
                                                    ------------   ------------
     Notes receivable, long-term                    $  1,576,117   $  1,227,823
                                                    ============   ============

     [A] Demand notes receivable and interest receivable aggregating to $592,002 and $666,232, respectively, at December 31, 2003 and 2002 have been classified as long-term assets, as it is management's intention not to demand payment within the next year.

     [B] The Company is no longer accruing interest on these loans due to uncertainty as to repayment.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

4.   PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 2003 and 2002 are as follows:

                                                        2003           2002
                                                    ------------   ------------
        Furniture and equipment                     $  2,402,404   $  2,001,155
        Computer hardware and software                   138,661        128,388
        Leasehold improvements                            52,765         52,765
                                                    ------------   ------------
                                                       2,593,830      2,182,308
        Less accumulated depreciation
         and amortization                             (1,421,974)    (1,068,494)
                                                    ------------   ------------
                                                    $  1,171,856   $  1,113,814
                                                    ============   ============

     Depreciation expense was $353,766 and $275,083, respectively, for the years ended December 31, 2003 and 2002.

5.   GOODWILL, INTANGIBLE AND OTHER ASSETS:

     At December 31, 2003 and 2002, goodwill was $5,636,000, none of which is deductible for tax purposes based on the tax structuring of the Chex acquisition. Intangible and other assets are as follows:

                                          2003                               2002
                         ----------------------------------   --------------------------------
                            Gross                   Net        Gross                    Net
                          carrying   Accumulated  carrying    carrying  Accumulated   carrying
                           amount   amortization   amount      amount   amortization   amount
                         ----------  ----------  ----------  ----------  ----------  ----------

     Casino contracts    $4,300,000  $1,349,440  $2,950,560  $4,300,000  $  749,440  $3,550,560
     Non-compete
       agreements           350,000     163,300     186,700     350,000      99,300     250,700
     Customer lists         250,000     178,600      71,400     250,000     102,600     147,400
     Trade names            100,000                 100,000     100,000                 100,000
                         ----------  ----------  ----------  ----------  ----------  ----------

     Total intangible
      assets              5,000,000   1,691,340   3,308,660   5,000,000     951,340   4,048,660
     Other assets            20,248                  20,248      20,248                  20,248
                         ----------  ----------  ----------  ----------  ----------  ----------

                         $5,020,248  $1,691,340  $3,328,908  $5,020,248  $  951,340  $4,068,908
                         ==========  ==========  ==========  ==========  ==========  ==========

     The carrying amounts of intangible assets at December 31, 2003 and 2002 represent Equitex's allocation of the Chex purchase price, which is based upon the results of an independent valuation completed during the fourth quarter of 2002.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

5.   GOODWILL, INTANGIBLE AND OTHER ASSETS (CONTINUED):

     Casino contracts represent the Company's renewable agreements with Native
       American owned gaming establishments to operate in those establishments for initial terms of one to five years. Casino contracts have historically been renewed by gaming establishments and are amortized using the straight-line method over seven years. The non-compete agreements with members of management are amortized using the straight-line method over five years. Customer lists relate to core customers that rely on the use of the Company's facilities and are amortized using the straight-line method over five years. Trade names consist of the Chex Services and Fast Funds names, which are believed to be readily identified and known in the marketplace by customers. Trade names are considered to have an indefinite life and are therefore not amortized. Other assets primarily represent long-term deposits.

     Aggregate amortization expense was $740,000 and $876,755 for the years ended December 31, 2003 and 2002, respectively. Amortization expense recorded prior to the final allocation was based on the preliminary allocation. Estimated amortization expense for each of the five succeeding years is as follows:

                 Year                            Amount
             ------------                    ------------
                 2004                        $    735,000
                 2005                             664,000
                 2006                             659,000
                 2007                             600,000
                 2008                             551,000

6.   NOTES PAYABLE AND LONG-TERM DEBT:

     LINE OF CREDIT, NOTES AND LOANS PAYABLE:

     Notes payable and long-term debt at December 31, 2003 and 2002, consist of the following:

                                                        2003            2002
                                                    ------------   ------------
     Notes payable to individuals; interest rates
       ranging from 9% to 12%; interest and
       principal payable monthly and/or quarterly;
       the notes are unsecured and mature on
       various dates through December 2004; the
       notes are subject to repayment with ninety
       days notice at the option of the holder [A]  $ 10,692,177   $ 11,658,776

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

6.   NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED):

     LINE OF CREDIT, NOTES AND LOANS PAYABLE (CONTINUED):

                                                        2003           2002
                                                    ------------   ------------
     Line of credit, maximum availability of $1
       million through November 2003; subject to
       various restrictive covenants; interest
       payable monthly at prime rate plus .5%
       (4.75% at December 31, 2002); borrowings
       are collateralized by substantially all
       assets of the Company and are guaranteed by
       a shareholder of the Company [B]                               1,000,000

     Notes payable other; interest at 9%; repaid
       at various dates throughout 2003                                 550,000
                                                    ------------   ------------
                                                    $ 10,692,177   $ 13,208,776
                                                    ============   ============

     [A] Subsequent to December 31, 2003, the Company repaid $645,000 of these notes payable.

     [B] At December 31, 2003, the Company has a bank overdraft of $2,497,766 outstanding with the bank. Interest on the overdraft was charged at 4.5%. In March 2004, Chex paid the amount due on the overdraft with funds received by the Company in a $5 million debt refinancing, as discussed below.

     In March 2004, Equitex closed on $5,000,000 of convertible promissory notes
       (the "Notes") with two financial institutions (the "Lenders"). The proceeds from the Notes were forwarded to Chex. The Notes carry a stated interest rate of 7% per annum and have a 45-month term. Interest only payments are due April 2004 through June 2004. Beginning in July 2004, principal and interest payments will amortize over the remaining 42-month period. The Notes are senior to all other debt of the Company and are collateralized by all assets of Chex as defined in the security agreement. In connection with the closing, Equitex entered into a $5,000,000 secured promissory note (the "Chex Note") agreement with Chex. Interest and payment terms of the Chex Note are identical to those set forth in the Notes.

     The Notes are convertible into common stock of Equitex. Equitex has the right to make any monthly payment of principal and interest in shares of its common stock. The common stock is to be issued based on 85% of the average bid price for 20 trading days prior to the payment due date. Any beneficial conversion features will be recorded in earnings of the Company (allocated by Equitex) at the time of conversion, as the number of shares the holder will receive is not known until the triggering event occurs.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

6.   NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED):

     LINE OF CREDIT, NOTES AND LOANS PAYABLE (CONTINUED):

     The Lenders also received warrants to acquire up to 800,000 shares of Equitex's common stock These warrants were valued at $392,400 based upon the Black-Scholes option-pricing model, and therefore $392,400 of the total proceeds were allocated to the warrants, resulting in an imputed interest rate of 7.5%. Equitex allocated the value of these warrants to Chex; therefore, in March 2004 the Company reduced the carrying value of the Notes for this amount and is amortizing the discount to interest expense over the 45-month term of the Note.

     In addition, in March 2004, warrants to acquire up to 300,000 shares of Equitex's common stock were issued to an advisory firm in connection with the transaction. These warrants were valued at $164,700 based upon the Black-Scholes option-pricing model. In addition, in March 2004, the Company paid cash of $320,000 for legal services and finders' fees in connection with the transaction. Equitex allocated the value of these warrants to Chex. The cash paid and the values of these warrants were recorded as deferred loan costs in March 2004 and the Company is amortizing these costs over the 45-month term of the Notes.

     LONG-TERM DEBT:
                                                        2003           2002
                                                    ------------   ------------
     Note payable to a bank; interest at prime
       plus .25% (4.25% and 4.5% at December 31,
       2003 and 2002, respectively); interest
       payable monthly and principal payable
       quarterly; the note matures in June 2004;
       the note is collateralized by substantially
       all assets of the Company and is guaranteed
       by an officer of the Company; subject to
       various restrictive covenants                $    150,000   $    350,000

     Obligations under capital leases; imputed
       interest rates ranging from 6.5% to 7%; due
       at various dates through October 2005;
       collateralized by equipment                        88,970        142,356
                                                    ------------   ------------
                                                         238,970        492,356
    Less current portion                                (201,727)      (251,727)
                                                    ------------   ------------
     Long-term debt, net of current portion         $     37,243        240,629
                                                    ============   ============

     Aggregate annual maturities of long-term debt are as follows:

             Years ending
             December 31,                               Amount
             ------------                           -------------
                 2004                               $     201,727
                 2005                                      37,243
                                                    -------------
                                                    $     238,970
                                                    =============

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

7.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     OPERATING LEASES:

     In April 2001, the Company entered into a non-cancelable operating lease to lease its corporate facilities through March 2006. Pursuant to the lease, the Company is required to pay its pro-rata share of taxes and operating expenses.

     In addition, the Company leases office equipment pursuant to a non-cancelable lease obligation expiring in July 2005.

     Future minimum lease payments due under non-cancelable operating leases as of December 31, 2003, are as follows:

             Years ending
             December 31,                              Amount
             ------------                           -------------
                 2004                               $      82,817
                 2005                                      78,811
                 2006                                      18,091
                                                    -------------
                                                    $     179,719
                                                    =============

     Rent expense was $142,892 and $139,754 for the years ended December 31, 2003 and 2002, respectively.

    SALARY CONTINUATION PLAN:

     The Company has a salary continuation plan for two of its employees.
       Pursuant to the plan, these two individuals are guaranteed two years of salary, which totals approximately $236,200 and $236,000 as of December 2003 and 2002, respectively, in the event that the Company is sold or their employment is terminated.

    EMPLOYMENT CONTRACTS:

     The Company has entered into three-year employment agreements with seven of its employees, which expire at various dates through April 2004. Pursuant to the agreements, if terminated for other than an egregious act, the employees are to continue to receive annual compensation, including a guaranteed minimum bonus under one of the contracts, aggregating to approximately $915,332 at December 31, 2003. The amounts are to be paid in monthly installments over the duration of the original contract terms.

     In 2002, the Company terminated one of its employees under an employment agreement. In July 2002, the Company and the former employee entered into a settlement agreement and mutual release, in which the Company paid the former employee $65,000, which was charged to operating expense in 2002.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

7.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     CASINO CONTRACTS:

     The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations. Occasionally, these agreements require the Company to prepay a negotiated amount of such anticipated fees. Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

       o A minimum amount as defined in the contract.
       o A dollar amount, as defined by the contract, per transaction volume processed by the Company.
       o A percentage of the Company's profits at the respective location.
       o The greater of the monthly amount, dollar amount per transaction volume or percent of the Company's profits payable at the end of the contract term.

     As of December 31, 2003 and 2002, the Company has recorded $182,498 and
       $189,717, respectively, of prepaid amounts on casino contracts and has recorded $587,099 and $622,361, respectively, of accrued liabilities on casino contracts. Total fee expense relating to the casino locations was $6,300,398 and $6,189,730 during 2003 and 2002, respectively.

     Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

     EMPLOYEE BENEFIT PLAN:

     In January 2003, the Company adopted a 401(k) retirement plan (the "Plan"), which covers defined eligible employees of Chex. Eligible employees are able to contribute a portion of their compensation to the Plan, subject to an annual Internal Revenue Service deferral limit. Employee contributions are 100% vested when made. Company contributions are discretionary. During 2003, Chex made a matching contribution of 100% on the first 3% of employee deferrals and 50% on employee deferrals between 3% and 5%. Contribution expense was approximately $88,000 for the year ended December 31, 2003.

     LITIGATION:

     In April 2004, the Company and Equitex executed a settlement agreement with Cash Systems, Inc. ("Cash Systems") pursuant to which the Company paid Cash Systems $125,000 for expenses related to the terminated Agreement and Plan of Merger ("APM"). As part of the settlement agreement, Cash Systems paid Chex approximately $476,000 for commissions owed to Chex by Cash Systems. Both the Company and Cash Systems agreed to mutually release each other from further liability related to the APM and the Seminole Tribe termination, however, the Company has retained the right to legal action against NASCF, NACS and its President, for the wrongful termination of the Seminole Tribe casino contracts.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

7.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     LITIGATION (CONTINUED):

     In March 2004, Chex commenced a lawsuit in Hennepin County, Minnesota demanding repayment of $2,000,000, accrued interest and other fees, due from iGames under a term note made in January 2004. In addition, in March 2004, the Company commenced a lawsuit in Delaware state court (New Castle county) relative to the termination of the Stock Purchase Agreement ("SPA"). In March 2004, iGames commenced a lawsuit in United States District Court for the District of Delaware relative to both the termination of the SPA and iGames' obligations under the term note, which is the subject of Chex's lawsuit in Hennepin County, Minnesota. The Company is confident that its claims in litigation will be upheld and management believes that the claims made by iGames lack merit. The Company intends to vigorously prosecute its claims and defend against iGames' claims.

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse impact either individually or in the aggregate on consolidated results of operations, financial position or cash flows of the Company.

8.   OTHER RECEIVABLES, AFFILIATES:

     During 2002, Chex made $102,331 of net advances to Denaris Corporation
       ("Denaris"), a majority-owned subsidiary of Equitex. During 2003, Chex made additional net advances of $117,078, resulting in a receivable balance of $219,409 as of December 31, 2003. These amounts have been classified as other receivables, related party on the consolidated balance sheets.

9.   INCOME TAXES

     The operations of the Company for periods subsequent to the acquisition of the Company by Equitex are included in consolidated federal income tax returns filed by Equitex. However, for financial reporting purposes, the Company's provision for income taxes has been computed on the basis that the Company files a separate income tax return. For periods subsequent to the Equitex acquisition, the Company did not make any federal tax payments. Rather, calculated federal tax liabilities owed by the Company were recorded as a contribution of capital from Equitex through December 31, 2003.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

9.   INCOME TAXES (CONTINUED):

     Income tax expense (benefit), for the years ended December 31, 2003 and 2002, is as follows:

                                                  2003           2002
                                            -------------   ------------

               Current:
                  Federal                   $      87,000   $    485,000
                  State                            38,000        105,000
                                            -------------   ------------

                                                  125,000        590,000
                                            -------------   ------------
               Deferred:
                  Federal                          54,000       (175,000)
                  State                             8,000        (45,000)
                  Valuation allowance                   -       (315,000)
                                            -------------   ------------

                                                   62,000       (535,000)
                                            -------------   ------------

                                            $     187,000   $     55,000
                                            =============   ============

     The following is a summary of the Company's deferred tax assets at December
       31, 2003 and 2002 (the Company has no deferred tax liabilities):

                                                         2003           2002
                                                    ------------   ------------

             Deferred tax assets (current):
                Net operating loss carryforwards    $     85,000   $     85,000

             Deferred tax assets (long-term):
                Allowance for loan losses                388,000        450,000
                                                    ------------   ------------

             Total deferred tax assets              $    473,000   $    535,000
                                                    ============   ============

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

9.   INCOME TAXES (CONTINUED):

     A reconciliation between the expected tax expense (benefit) computed at the federal income tax rate of 34% and the effective tax rate for the years ended December 31, 2003 and 2002, respectively, are as follows:

                                              2003           2002
                                           -----------   -----------
       Statutory federal income tax rate           34%           34%
       State taxes, net of federal income
         tax                                        4%            4%
       Effect of change in allowance
         for loan losses                           22%         (31%)
                                           -----------   -----------

                                                   60%            7%
                                           ===========   ===========

     At December 31, 2003 and 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $315,000, expiring at various dates through 2023. The utilization of the carryforwards is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, the availability of these net operating loss carryforwards to offset future taxable income may be significantly limited due to ownership changes as defined in the Internal Revenue Code.

10.  STOCKHOLDER'S EQUITY:

     INVESTMENT IN PARENT COMPANY:

     At December 31, 2003, the Company has an investment in common stock of Equitex. At December 31, 2002, the Company has an investment in common and preferred stock of Equitex. These investments are presented as a component of stockholders' equity in a manner similar to that of treasury stock. The following table summarizes the activity of this investment.

                                           2003                   2002
                                  ----------------------  ---------------------
                                     Shares      Cost      Shares       Cost
                                  -----------  ---------  ---------  ----------
     Common stock:
      Beginning balances              382,507  $ 216,714
      Shares purchased                525,000    312,050    251,645   $ 153,900
      Shares received upon
       Equitex  conversion of
       preferred stock and
       unpaid dividends             1,647,211    658,884
      Shares received upon
       conversion of  note
       and interest receivable                              130,862      62,814
     Shares sold                   (1,226,000)  (575,968)
                                  -----------  ---------  ---------  ----------
     Ending balances                1,328,718    611,680    382,507     216,714
                                  -----------  ---------  ---------  ----------

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10.  STOCKHOLDER'S EQUITY (CONTINUED):

     INVESTMENT IN PARENT COMPANY (CONTINUED):

                                           2003                   2002
                                  ----------------------  ---------------------
                                     Shares      Cost      Shares       Cost
                                  -----------  ---------  ---------  ----------
     Preferred stock:
      Beginning balance                   650    650,000
      Shares purchased                                          650     650,000
      Shares converted
       to common stock                   (650)  (650,000)
                                  -----------  ---------  ---------  ----------
     Ending balances                                            650     650,000
                                  -----------  ---------  ---------  ----------
     Total                          1,328,718  $ 611,680    383,157  $  866,714
                                  ===========  =========  =========  ==========

      Purchases of Equitex common and preferred stock are stated at cost. Sales of Equitex common stock are removed from the investment account at the weighted average cost of the total shares outstanding, and the difference between the sales price and cost of the shares sold is classified as additional paid-in capital.

     NOTES, ADVANCES AND INTEREST RECEIVABLE FROM AFFILIATES:

     Chex has notes receivable due from Equitex and Denaris under various loan agreements. In addition, Chex has made advances to Equitex and Denaris to fund their operations. In accordance with SEC SAB No. 55, ALLOCATION OF EXPENSES AND RELATED DISCLOSURE IN FINANCIAL STATEMENTS OF SUBSIDIARIES, DIVISIONS OR LESSOR BUSINESS COMPONENTS OF ANOTHER ENTITY, certain expenses paid by Chex on behalf of Equitex have been debited (charged) to the receivables. General and administrative expenses allocated by Equitex to Chex totaling $303,000 and income taxes payable offset with Equitex's losses totaling $87,000 for the year ended December 31, 2003 have been credited to additional paid-in capital as a contribution of capital by Equitex.

     At December 31, 2003, the Company offset income taxes payable of $535,000 against notes and advances due from Equitex. During 2003, payment of the $535,000 by Chex to Equitex was forgiven by Equitex. Therefore, notes and advances due from Equitex were increased by $535,000 with an offsetting credit to additional paid-in capital in 2003 to account for this transaction as a contribution of capital by Equitex.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

10.  STOCKHOLDER'S EQUITY (CONTINUED):

     NOTES, ADVANCES AND INTEREST RECEIVABLE FROM AFFILIATES (CONTINUED):

     The following table summarizes the activity for the years ended December
       31, 2003 and 2002.

                                                           2003         2002
                                                       -----------  -----------

       Beginning principal balances                    $   540,760
       Cash advances                                     1,111,655  $ 1,135,760
       Cash repayments                                    (595,000)    (500,000)
       Reduction in receivable for income tax payable                  (535,000)
       Capital contribution for 2002 income taxes          535,000
       Chex cash disbursements allocated to Equitex        352,370
       Receivable from Equitex in exchange for
         $300,000 reduction to officer note receivable
         and a $200,000 payable to that officer                         500,000
       Reduction in receivable in exchange for shares
         of common stock of Equitex, Inc.                               (60,000)
                                                       -----------  -----------
                                                         1,944,785      540,760
       Interest receivable                                 166,483       25,625
                                                       -----------  -----------

       Ending balances                                 $ 2,111,268  $   566,385
                                                       ===========  ===========

     The above balances at December 31, 2003 and 2002 are presented as a reduction of stockholder's equity on the consolidated balance sheets of the Company. The principal balance at December 31, 2003 is comprised of $837,250 due from Denaris and $1,107,535 due from Equitex. The principal balance at December 31, 2002 is comprised of $512,500 due from Denaris and $28,260 due from Equitex. The Denaris receivables at December 31, 2003 are in the form of notes, $325,000 of which bears interest at 10% per annum and $512,250, which bears interest at 12% per annum. The Denaris receivables at December 31, 2002 are comprised of notes, $325,000 of which bear interest at 10% per annum and $187,500 which bear interest at 12% per annum. The notes are collateralized by a pledge by Equitex of 1,000,000 shares of Equitex common stock. The Equitex receivables are in the form of notes and advances, which bear interest at 10% per annum. The notes and advances are collateralized by a pledge of 700,000 shares of FFFC common stock owned by Equitex.

     STOCK SUBSCRIPTION RECEIVABLE:

     In December 2003, Chex sold 1,000,000 shares of Equitex common stock in exchange for $200,000 cash and an $800,000 promissory note. The note is presented as a reduction of stockholder's equity at December 31, 2003. The note has an interest rate of 7% per annum and was originally payable in three installments of principal and interest through June 30, 2004. The promissory note is collateralized by a pledge agreement, which grants Chex a security interest in 700,000 of the purchased shares.

                       CHEX SERVICES, INC. AND SUBSIDIARY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002

11.  BUSINESS CONCENTRATIONS:

     The Company's operations are not concentrated in any specific geographic region, but are tied to the Native American gaming industry. The Company generated its fee income from contracts with Native American Tribes for the years ended December 31, 2003 and 2002, as follows:

                                   Number of locations      Percent of fees
                                 ---------------------  ----------------------
                                    2003        2002      2003         2002
                                 ---------    --------  --------     ---------

       Native American Tribe A           2      2            16%           13%
       Native American Tribe B           -      3              -            7%
       Native American Tribe C           1      1             9%            9%
       Native American Tribe D           5      5            23%           18%
                                 ---------    --------  --------     ---------
                                         8     11            48%           47%
                                 =========    ========  ========     =========

     [A] Effective November 2002, the contract with Native American Tribe B was terminated.

     [B] Effective January 2004, the contract with the Native American Tribe D, was terminated.